UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
FORM 8-K/A
________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2024

MSA SAFETY INCORPORATED
(Exact name of registrant as specified in its charter)

Pennsylvania	1-15579	46-4914539
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1000 Cranberry Woods Drive
Cranberry Township,	Pennsylvania	16066-5207
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 724-776-8600
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	MSA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In a Current Report on Form 8-K filed on February 9, 2024 (the “Prior 8-K”), MSA Safety Incorporated (the “Company”) previously reported the departure of Bob W. Leenen, Former Senior Vice President and President, MSA International. This Amendment to the Prior 8-K is being filed to disclose the terms of Mr. Leenen’s separation from service with the Company, pursuant to a termination agreement between MSA Europe GmbH and Mr. Leenen, effective as of February 28, 2024 (the “Termination Agreement”).

Under the Termination Agreement, Mr. Leenen will receive six months of garden leave during which he will, pursuant to existing contractual obligations, receive his base salary and other employee benefits. During that notice period he will receive vesting for equity awards otherwise scheduled to vest through August 31, 2024, and he remains eligible to participate in the 2023 International Management Incentive Plan, which amount will be calculated and paid out in accordance with Company policies and practices. He will also receive payment for vacation days accrued but untaken, CHF 36,496 gross (or $41,258 based on the exchange rate at February 28, 2024).

Following the end of the notice period Mr. Leenen will receive, subject to his execution of a waiver and release of claims in favor of the Company and its affiliates, a payment which is equivalent to nine months of base salary, CHF 418,626 gross (or $473,248 based on the exchange rate at February 28, 2024); a payment which is the cash equivalent of 2/3 of the 2022 Performance Stock Unit grant that was forfeited in connection with his separation, CHF 322,206 (or $364,247 based on the exchange rate at February 28, 2024); and a payment which is the cash equivalent of 1/3 of the 2023 Performance Stock Unit grant that was forfeited in connection with his separation, CHF 199,250 (or $225,248 based on the exchange rate at February 28, 2024).

Under the Termination Agreement, Mr. Leenen reaffirms and agrees to the restrictive covenants specified therein, including non‑competition, non-solicitation, and confidentiality covenants, which remain in effect in accordance with their terms. The Termination Agreement also includes a postemployment cooperation covenant and a non-disparagement covenant.

The foregoing description of the terms of the Termination Agreement is qualified in its entirety by reference to the full terms of the Termination Agreement, a copy of which the Company will file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending March 31, 2024, and upon filing will be incorporated herein by reference.

Other than the preceding disclosure, no other disclosure reported in the original filing is being modified pursuant to this amendment.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, MSA Safety Incorporated has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSA SAFETY INCORPORATED
(Registrant)

By	/s/ Richard W. Roda
Richard W. Roda
Vice President, Secretary and Chief Legal Officer
Date: March 5, 2024

EXHIBIT INDEX

Exhibit No.	Description

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)